Exhibit 10.3

STOCK OPTION AWARD AGREEMENT

UNDER THE

PACIFIC CITY FINANCIAL CORPORATION

2013 EQUITY BASED COMPENSATION PLAN

This Stock Option Agreement (“Agreement”) is made and entered into as of                     , by and between Pacific City Financial Corporation, a California corporation (the “Company”), and                                     , an employee of the Company (the “Optionee”), with reference to the following:

A. On July 25, 2013 the shareholders of the Company adopted the Pacific City Financial Corporation 2013 Equity Based Compensation Plan, as amended from time to time thereafter, (the “Plan”), pursuant to which the Compensation Committee of the Board of Directors (the “Committee”) may grant selected officers and other Company or Company subsidiary employees options to purchase shares of the Company’s common stock (the “Stock”).

B. The Committee has determined to grant Optionee an option to purchase shares of Stock pursuant to the terms and conditions of this Agreement. This option is:

AN INCENTIVE STOCK OPTION ONLY IF THIS BLANK IS INITIALED BY THE COMPANY AT THE SAME TIME THIS AGREEMENT IS DELIVERED TO YOU                     .

OTHERWISE, IT IS A NON-QUALIFIED OPTION.

THE OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT

C. THE FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. A TAXPAYER’S PARTICULAR SITUATION MAY BE SUCH THAT SOME VARIATION OF THE GENERAL RULE IS APPLICABLE. ACCORDINGLY, A PARTICIPANT SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

NOW, THEREFORE, in consideration of the foregoing recitals and the performance of the mutual covenants contained herein, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee the right and option to purchase (the “Option”), upon the terms and conditions set forth in this Agreement, all or any part of the following number of shares of Stock at the following price per share:

Number of Shares	Price Per Share

The number of shares subject to the Option and the Option exercise price are subject to adjustment in certain events, as provided in the Plan.

2. Time of Exercise. The Option will vest and may be exercised at any time and from time to time after the dates set forth in the following schedule and before the Termination Date (as defined below) as to all or any number of full shares not exceeding in the aggregate that percentage of all of the shares set forth opposite each such date:

Time from Date of Grant	Options Vesting	Total Percentage of Shares as to which Options May be Exercised
After:
After:
After:
After:
After:	Any unexercised Options will expire at this time (the “Termination Date”)

[Note, termination of options must be no later than 10 year from date of grant.]

Notwithstanding the foregoing, all of the Options shall immediately vest on the earlier of (i) the provision of notice of a Change in Control Event, subject to the discretion of the Committee (as provided for in the Plan), or (ii) the date Recipient’s employment with the Company is terminated by reason of death, Total Disability or Retirement. In the event Recipient’s employment is terminated for any other reason, including retirement in accordance with the Company’s policies, with the approval of the Company or employing subsidiary, the Committee or its delegate, as appropriate, may, in the Committee’s or such delegate’s sole discretion, approve the immediate vesting of any or all Options which remain unvested, such vesting to be effective on the date of such approval or Recipient’s termination date, if later.

3. Method of Exercise. The Option or any part thereof may be exercised by giving written notice of exercise to the Company, sent directly to the Secretary of the Company, which notice must state the number of full shares to be purchased, and must be accompanied by payment in full for the number of shares to be purchased. If any part of such payment consists of Stock, such Stock must have been owned for at least six months and will be valued in accordance with the determination of Fair Market Value as set forth in the Plan. If Optionee’s complete notice is received by the Secretary before 12:00 p.m. (PT), the date of exercise of the Option will be the date of receipt by the Secretary. The exercise date for notices received after 12:00 p.m. (PT) will be the business day following the date of receipt by the Secretary. Not fewer than 100 shares may be purchased at any one time unless the shares purchased are all of the shares then purchasable under the Option.

The Company will issue and deliver to Optionee a certificate for the number of shares purchased; provided, however, that if any federal or state law or regulation of any securities exchange listing the Company’s shares requires the Company to take any action with respect to the exercised share before issuance thereof, then the date for issuance and delivery of such shares will be extended for the period of time necessary to take such action.

4. Withholding of Tax. The exercise of Non-Qualified Stock Options may result in income to you for federal or state tax purposes. To the extent that you become subject to taxation, you shall deliver to the Company at the time of such exercise such amount of money or shares of unrestricted Stock, as the Company may require to meet its withholding obligation under applicable tax laws or regulations. If you fail to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to you, any tax required to be withheld by reason of such resulting compensation income. If you exercise Stock Options through a cashless transaction, taxes will be withheld from the proceeds of the sale of Shares. You must have owned any stock you deliver for at least six months. Any Stock you deliver or which is withheld by the Company will be valued on the date of which the amount of tax to be withheld is determined. Any fractional shares of stock resulting from withholding of taxes will be paid to you in cash.

5. Expiration of Options after Termination. Stock Options and all rights granted under this Agreement, to the extent such rights have not been exercised, will terminate on the earlier of the Termination Date or the earliest to occur of the following:

5.1 Immediately upon termination of Optionee’s employment for cause, as determined by the Committee.

5.2 If the employment of the Optionee terminates for any reason other than for cause, death, Retirement, Total Disability or disability, ninety (90) days after the date of such termination.

5.3 If Optionee’s employment terminates by reason of Retirement, Total Disability or disability, one (1) year after the date of such termination.

5.4 If Optionee dies while employed by the Company or within three (3) months after Optionee’s employment is terminated under the conditions specified in subparagraph 5.2 or 5.3 above, one (1) year after death. After the Optionee’s death, the Option and all rights granted under this Agreement, to the extent such rights will not theretofore have been exercised, may be exercised by Optionee’s designated beneficiary, or if none, by the Optionee’s personal representative or by the person or persons to whom the Option will pass by will or by the applicable laws of descent and distribution.

Termination of Optionee’s employment with the Company to accept employment with a subsidiary of the Company or vice versa, or to go on leave of absence at the request of, or with the approval of the Company, will not be deemed a termination of employment for the purpose of this paragraph. In the event of termination of employment under subparagraph 5.2 above, Optionee may exercise the Option only to the extent vested under paragraph 2 above, on the date of termination.

6. Limitation on Transfer. Except as otherwise provided in subparagraph 5.4 above and section 1.9 of the Plan, or pursuant to a DRO, the Option and all rights granted under this Agreement are personal to Optionee and cannot be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment or similar processes.

7. Adjustment of and Changes in the Shares.

7.1 Recapitalizations, Stock Splits and Other Changes to Capital. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards (and the Exercise Price thereof), shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

7.2 Special Rule for ISOs. Any adjustment made pursuant to subsection 7.1 hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

7.3 Conditions and Restrictions on New, Additional or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section 7, a Participant becomes entitled to new, additional or different shares of stock or securities, such new, additional or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

7.4 Other Issuances. Except as expressly provided in this Section 7, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or securities of another class, for cash, property or any lawful consideration, either upon direct sale or upon the exercise of rights or warrants to purchase the same, shall have no effect upon, and no adjustment shall be made with respect to, the number, class, Exercise Price or other characteristics of Shares then subject to this option or reserved for issuance under the Plan.

8. Employment Relationship. For purposes of this Agreement, Optionee shall be considered to be in the employment of the Company as long as Optionee remains an employee or director of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Internal Revenue Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

The Plan and this Agreement shall not constitute a contract of employment between the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation, and Optionee. Each Optionee is an at-will employee except as provided in any other written agreement. Nothing contained in the Plan (or any Award made pursuant to this

Plan) or the Agreement shall confer upon Optionee any right to continue in the employment of the Company, or guarantee of payment of future incentives, or shall interfere with, affect or restrict in any way, the rights of the Company, which are expressly reserved, to discharge Optionee, any time for any reason whatsoever, with or without cause.

9. Availability of Plan/Plan Incorporated. Optionee acknowledges that Company has made available to Optionee a copy of the Plan and agrees that this Award of Options shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the Plan and this Agreement, the provisions of the Plan will prevail. Optionee’s rights hereunder are subject to modification or termination in certain events, as provided in the Plan, including without limitation such rules and regulations as may from time to time be adopted or promulgated in accordance with Section 1.3 of the Plan. Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

10. Committee Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Options. All decisions of the Committee (as established pursuant to the Plan) with respect to any questions concerning the application, administration or interpretation of the Plan will be conclusive and binding on the Company and Optionee.

11. No Rights as Shareholder. Optionee will have no rights as shareholder with respect to shares of the Company’s Stock covered by this Option until the date of the issuance of a stock certificate or stock certificates. No adjustment will be made for cash dividends for which the record date is prior to the date such stock certificate or certificates are issued.

12. Compliance with Securities Laws. No shares may be purchased or issued upon the exercise of this Option unless and until any then applicable requirements of the Securities and Exchange Commission, any national securities exchange upon which the Stock of the Company may be listed and any other regulatory agency having jurisdiction have been fully complied with.

13. Dispute Resolution. If a dispute arises between Optionee and Company in connection with the Stock Option award or the vesting or exercise of the Stock Options, the dispute will be resolved by binding arbitration with the American Arbitration Association (“AAA”) in accordance with the AAA’s Commercial Arbitration Rules then in effect.

14. Binding Effect. This Agreement will bind and inure to the benefit of the Company and its successors and assigns, and Optionee and any heir, executor or administrator of Optionee.

15. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Any legal action or proceeding of any kind arising out of or in connection with this Agreement must be brought in a court located in the County of Los Angeles, California.

16. Attorneys’ Fees. In any arbitration or court proceedings arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees in addition to all other relief to which it is entitled.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date and year written above.

PACIFIC CITY FINANCIAL CORPORATION,

A California corporation

By:
Name:
Title:

Optionee:

(signature)
(print name)

PLEASE RETURN ONE COPY OF THE SIGNED AGREEMENT TO

[Signature Page to Stock Option Award Agreement]